Expedia Group Names Scott Schenkel as Chief Financial Officer December 19, 2024, SEATTLE - Expedia Group (NASDAQ: EXPE) announced today that Scott Schenkel has been appointed as Expedia Group’s Chief Financial Officer, effective the day after Expedia Group files its Annual Report on Form 10-K for the year ended December 31, 2024 (which is expected to be on or about February 7, 2025). As previously announced, Julie Whalen will remain in the CFO role through February to ensure a smooth transition. As CFO, Mr. Schenkel will be responsible for leading Expedia Group’s global finance organization and will be based in Seattle, reporting directly to the Company’s Chief Executive Officer, Ariane Gorin. Mr. Schenkel has more than 30 years of global business and financial leadership expertise across e-commerce, healthcare, and technology businesses. As an operationally focused CFO, his experience spans company, business unit and functional leadership with extensive knowledge in financial planning, analytics, strategy, audit, mergers and acquisitions, integration, and process improvement. “Scott joins Expedia Group with extensive financial leadership experience across global businesses, particularly in e-commerce.” said Ariane Gorin, Chief Executive Officer, Expedia Group. “His expertise, operational acumen, and strategic insight will be instrumental as we strengthen our position as a global leader in travel. I look forward to working with Scott to drive our strategic goals forward. I also want to thank Julie for her significant contributions and dedication during her tenure as CFO, as well as for ensuring a smooth transition to Scott.” “I’m honored to join Expedia Group and excited about the opportunity to contribute to such an innovative and dynamic company,” said Scott Schenkel. “I look forward to collaborating with Ariane and the team to drive financial excellence and support the company’s mission of powering global travel experiences.”

About Scott Schenkel Mr. Schenkel most recently served as the Interim CEO of eBay Inc. from September 2019 through April 2020 and its Senior Vice President and Chief Financial Officer from 2015 to 2019. Prior to the eBay CFO role, he spent six years as Senior Vice President and Chief Financial Officer of eBay Marketplace, having originally joined eBay in 2007 as Vice President of Global Financial Planning and Analytics. Prior to eBay, Mr. Schenkel spent nearly 17 years at General Electric Company in a variety of financial leadership roles. About Expedia Group Expedia Group, Inc. brands power travel for everyone, everywhere through our global platform. Driven by the core belief that travel is a force for good, we help people experience the world in new ways and build lasting connections. We provide industry-leading technology solutions to fuel partner growth and success, while facilitating memorable experiences for travelers. Expedia Group’s three flagship consumer brands include: Expedia®, Hotels.com®, and Vrbo®. Forward Looking Statements This press release contains certain statements that constitute "forward-looking statements" within the meaning of federal securities laws, including statements regarding Expedia Group’s CFO transition. These statements are based on management's assumptions and beliefs in light of the information currently available to it. Such statements are indicated by words or phrases such as "anticipate," "continue," "expect," "future," "position," "strategy," "will," and variations of such words and similar phrases. Various uncertainties and other factors could cause actual results to differ materially from those contained in the forward-looking statements. These include the specific risk factors identified in "Risk Factors" in our annual report on Form 10-K for our last fiscal year and any subsequent filings. Expedia Group assumes no obligation to update the information contained herein unless required by applicable law. Please refer to Expedia Group’s reports and filings with the Securities and Exchange Commission for a further discussion of these risks and uncertainties.

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